WILLSCOT CORP.
901 S. BOND STREET, SUITE 600
BALTIMORE, MARYLAND, 21231

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on TBD. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WSC2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on TBD. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

	For	Against	Abstain
1. WillScot Stock Issuance Proposal: To approve the issuance of shares of WillScot Corporation's Class A common stock, par value $0.0001 per share, to stockholders of Mobile Mini, Inc. in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Mobile Mini Inc. and Picasso Merger Sub, Inc.	☐	☐	☐
2. Combined Company Charter Amendment Proposal: To approve and adopt the amended and restated certificate of incorporation of WillScot Corporation, to be renamed at the closing of the Merger.	☐	☐	☐
3. 2020 Incentive Plan Proposal: To amend and restate, in its entirety, the WillScot Corporation 2017 Incentive Award Plan, as amended, as the Combined Company 2020 Incentive Award Plan.	☐	☐	☐
4. WillScot Adjournment Proposal: To approve the adjournment of the special meeting of stockholders of WillScot Corporation to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting of stockholders of WillScot Corporation to approve the WillScot Stock Issuance Proposal and the Combined Company Charter Amendment Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000467796_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com WILLSCOT CORP. Special Meeting of Stockholders TBD This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Hezron T. Lopez, Bradley L. Soultz and Timothy D. Boswell, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of WILLSCOT CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at TBD, via live webcast at www.virtualshareholdermeeting.com/WSC2020SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000467796_2 R1.0.1.18